Exhibit 99.1

Intermix Media Completes Sale of SkillJam and Announces Early Retirement of $2.4 Million Convertible Debt Obligation

LOS ANGELES, August 2—Intermix Media, Inc. (OTC: IMIX), announced today that it has completed the sale of SkillJam, an on-line, pay-to-play, skill gaming business, to CES Software PLC (LSE: CSE) for $8 million and a percentage of net revenue generated by SkillJam’s European operations over the next five years. Under the terms of the agreement, previously announced by the Company on July 1, 2004, $1 million of the purchase price has been placed into escrow to fund certain Intermix indemnification obligations, and Intermix will receive 30% of the net revenue generated by SkillJam’s European operations in the first year, 20% in the second year and 10% in years three through five. Intermix expects to report a $4.6 million gain on the sale of the SkillJam assets, net of income taxes.

The Company also announced today that it has used $1.8 million of the SkillJam sale proceeds to repay a $2.4 million convertible note due to an affiliate of Sony Corporation of America. The Company will report a $628,000 gain on the early retirement of the Sony debt, which had a maturity date of March 2005.

About Intermix Media

Intermix Media, Inc., an Internet company, provides marketers, advertisers, agencies and Web publishers with expert access to the mass consumer market. Its two operating units — the Intermix Network and Alena — together forge direct relationships with hard-to-reach mainstream households through proprietary websites and specialized micromarketing. The Intermix Network comprises 50 branded websites — including http://www.Flowgo.com, http://www.CasesLadder.com, http://www.MySpace.com and http://www.MadBlast.com — that together attract over 17 million unique visitors per month. Alena packages and distributes internally managed product lines — including Hydroderm(TM) and Body By Jake CarbManager(TM) — based on trends identified and validated via the Network.

About CES Software PLC

CES Software PLC provides person-to-person exchange betting technology to leading, licensed gaming operators from regulated markets around the world. Its principal technology solution for the gaming industry is WagerMatch, a proprietary exchange platform that is unparalleled in the industry. WagerMatch is a multi-language, multi-currency platform which enables bettors from different regional gaming operators to transact with one another. WagerMatch enables licensed gaming operators to rapidly and simply integrate their existing operations onto a fully scalable platform.

Safe Harbor Statement

Information contained in this press release contains forward-looking statements that involve risks, uncertainties and assumptions about our business. No assurances can be given that the future results or events covered by such forward-looking statements will be achieved or that the transaction described herein will be consummated, and we assume no obligation to update any such forward-looking statements. The factors which could cause actual results or events to differ materially from those suggested by any such statements include, but are not limited to, those discussed in the Company’s Annual Report on Form 10-K for the year ended March 31, 2004, as well as the following additional factors: the risk that the SkillJam business fails to perform according to growth and profitability forecasts and expectations rendering the contingent portion of the purchase price of little or no value or of less value than expected; the risk that a third-party patent is issued that significantly impairs the value of the SkillJam assets, resulting in significant indemnification obligations on the part of the Company which could result in the transaction having a reduced positive, or a negative, financial impact on the Company; and the risk of changes in governmental, Web browser or Internet service provider regulations, policies and technology affecting commercial electronic communications or online pay-to-play skill-based gaming. The preceding matters constitute cautionary statements identifying important factors with respect to such forward-looking statements, including certain risks and uncertainties that could cause actual results to vary materially from the future results covered in such forward-looking statements. Other factors could also cause actual results to vary materially from the future results covered in such forward-looking statements.